UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2007

JMG Exploration, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
180 South Lake Ave. Seventh Floor Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(626) 792-3842

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

     Entry into a Material Definitive Agreement.

On September 12, 2007, JMG provided a $3,000,000 loan with interest at 8% per annum to Newco Group Limited, a limited liability company organized under the laws of the British Virgin Islands (“Newco”) pursuant to a Share Exchange Agreement entered into on September 5, 2007 between JMG Exploration, Inc., (“JMG” or the “Company”) and the shareholders of Newco. The purpose of the loan is to enable Newco to purchase additional shares in Iris Computers Ltd., a corporation organized under the laws of India (“Iris”) representing approximately a 39% equity interest in Iris (excluding the 14.5% equity interest in Iris already owned by Newco).  As security for the loan, JMG received a security interest in the ordinary shares of Iris purchased by Newco with the proceeds of the JMG loan. As further security for the loan, JMG received an irrevocable proxy from ESAPI Ltd., a company organized under the laws of the Commonwealth of the Bahamas (“ESAPI”), granting to JMG the right to vote the shares of Iris currently owned by Newco that have been pledged to ESAPI by Newco as security for a loan by ESAPI to Newco.

In the event the JMG share exchange with Newco shareholders fails to close, Newco will be obligated to repay the $3,000,000 loan to JMG on or before December 31, 2007, provided that if the termination of the Share Exchange Agreement occurs within 90 days of December 31, 2007 due to the failure of JMG to meet one of the conditions to the share exchange (such as obtaining shareholder approval), then the maturity date of the loan will be extended to that day which is 90 days after such termination or expiration of the Share Exchange Agreement. In the event Newco does not repay the loan in accordance with its terms, JMG would have effective majority control of Iris because of JMG’s security interest in shares of Iris representing approximately a 39% equity interest in Iris and JMG’s irrevocable proxy from ESAPI representing a 14.5% equity interest in Iris.  Under this scenario, JMG’s Board of Directors’ intent would be to sell the investment in Iris.

Item 9.01    Financial Statements and Exhibits.

On September 12, 2007, JMG Exploration, Inc. issued a press release reporting it has loaned $3 million to Newco Group Limited, a limited liability company organized under the laws of the British Virgin Islands (“Newco’) pursuant to the terms of a Share Exchange Agreement dated September 5, 2007. A copy of that press release is attached to this report as Exhibit 99.1.

 (c) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2007	JMG Exploration, Inc.
/s/ Joseph W. Skeehan
Joseph W. Skeehan Chief Executive Officer

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